EXHIBIT 99.6

TRANSACTIONS IN THE SHARES OF THE ISSUER
DURING THE LAST SIXTY (60) DAYS

The following table sets forth all transactions with respect to Class A Shares by or on behalf of the Reporting Persons and their directors and executive officers in the last sixty (60) days. All such Class A Shares were purchased or sold in the open market on the NYSE.

Purchase and sale transactions executed on the same day have been aggregated within a one-dollar price range, where applicable, and the price per share reported in the table below is the weighted average purchase or sale price for those transactions. The Reporting Persons and their directors and executive officers undertake to provide upon request by the SEC staff full information regarding the number of Class A Shares purchased or sold at each separate price.

Reporting Person	Date	Amount of Shares Purchased / (Sold)	Price Per Share
Brian D. Young	April 17, 2026	62	$6.4900
Brian D. Young	April 30, 2026	(62)	$6.2900
Odyssey Reinsurance Company	May 12, 2026	186,940	$4.9934[1]
The North River Insurance Company	May 12, 2026	35,712	$4.9934[1]
United States Fire Insurance Company	May 12, 2026	79,146	$4.9934[1]
Allied World Insurance Company	May 12, 2026	31,588	$4.9934[1]
Allied World Specialty Insurance Company	May 12, 2026	3,290	$4.9934[1]
Allied World Assurance Company, Ltd.	May 12, 2026	16,847	$4.9934[1]
Zenith Insurance Company	May 12, 2026	14,390	$4.9934[1]
Hudson Excess Insurance Company	May 12, 2026	31,983	$4.9934[1]
Hudson Insurance Company	May 12, 2026	18,602	$4.9934[1]
Brit Reinsurance (Bermuda) Limited	May 12, 2026	8,599	$4.9934[1]
Wentworth Insurance Company Ltd.	May 12, 2026	11,626	$4.9934[1]
Hudson Excess Insurance Company	May 13, 2026	24,751	$4.9418[2]
Hudson Insurance Company	May 13, 2026	14,396	$4.9418[2]
Odyssey Reinsurance Company	May 13, 2026	144,670	$4.9418[2]
Zenith Insurance Company	May 13, 2026	11,136	$4.9418[2]
The North River Insurance Company	May 13, 2026	27,637	$4.9418[2]
United States Fire Insurance Company	May 13, 2026	61,249	$4.9418[2]
Allied World Insurance Company	May 13, 2026	24,446	$4.9418[2]
Allied World Specialty Insurance Company	May 13, 2026	2,546	$4.9418[2]
Allied World Assurance Company, Ltd.	May 13, 2026	13,038	$4.9418[2]

1 Prices ranging between $4.9250 - $5.0000 per share.

2 Prices ranging between $4.8550 - $5.0000 per share.

3 Prices ranging between $5.0700 - $5.2000 per share.

Reporting Person	Date	Amount of Shares Purchased / (Sold)	Price Per Share
Brit Reinsurance (Bermuda) Limited	May 13, 2026	6,655	$4.9418[2]
Wentworth Insurance Company Ltd.	May 13, 2026	8,997	$4.9418[2]
Hudson Excess Insurance Company	May 13, 2026	29,160	$5.0000
Hudson Insurance Company	May 13, 2026	16,960	$5.0000
Odyssey Reinsurance Company	May 13, 2026	170,440	$5.0000
Zenith Insurance Company	May 13, 2026	13,120	$5.0000
The North River Insurance Company	May 13, 2026	32,560	$5.0000
United States Fire Insurance Company	May 13, 2026	72,160	$5.0000
Allied World Insurance Company	May 13, 2026	28,800	$5.0000
Allied World Specialty Insurance Company	May 13, 2026	3,000	$5.0000
Allied World Assurance Company, Ltd.	May 13, 2026	15,360	$5.0000
Brit Reinsurance (Bermuda) Limited	May 13, 2026	7,840	$5.0000
Wentworth Insurance Company Ltd.	May 13, 2026	10,600	$5.0000
Odyssey Reinsurance Company	May 14, 2026	100	$5.0000
Hudson Excess Insurance Company	May 15, 2026	81,776	$5.1545[3]
Hudson Insurance Company	May 15, 2026	47,562	$5.1545[3]

Reporting Person	Date	Amount of Shares Purchased / (Sold)	Price Per Share
Odyssey Reinsurance Company	May 15, 2026	477,880	$5.1545[3]
Zenith Insurance Company	May 15, 2026	36,794	$5.1545[3]
The North River Insurance Company	May 15, 2026	91,311	$5.1545[3]
United States Fire Insurance Company	May 15, 2026	202,365	$5.1545[3]
Allied World Insurance Company	May 15, 2026	80,766	$5.1545[3]
Allied World Specialty Insurance Company	May 15, 2026	8,414	$5.1545[3]
Allied World Assurance Company, Ltd	May 15, 2026	43,075	$5.1545[3]
Brit Reinsurance (Bermuda) Limited	May 15, 2026	21,986	$5.1545[3]
Wentworth Insurance Company Ltd.	May 15, 2026	29,727	$5.1545[3]